Exhibit 99.1

                             Joint Filer Information

Pursuant to General Instruction 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:

            Liberation Investments, L.P.
            330 Madison Avenue, 6th Floor
            New York, NY 10017

            Liberation Investments, Ltd.
            P.O. Box 31106 SMB Corporate Centre
            West Bay Road
            Grand Cayman, Cayman Islands

            Liberation Investment Group, LLC
            330 Madison Avenue, 6th Floor
            New York, NY 10017

Designated Filer:                   Emanuel R. Pearlman
Issuer and Ticker Symbol:           Multimedia Games, Inc. [MGAM]
Date of Event Requiring Statement:  November 9, 2006